Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ridgestone Resources, Inc.

I consent to the use in Form SB-2 of my report dated May 25, 2007 included herein relating to the financial statements of Ridgestone Resources, Inc. as of February 28, 2007 and for the period September 12, 2006 (inception) to February 28, 2007. I also consent to the reference to the firm under the heading "Experts" in this registration statement.

MICHAEL T. STUDER, CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
May 30, 2007